                                                                    EXHIBIT 4.11



________________________________________________________________________________


                          AFE NOTE PURCHASE AGREEMENT

                           Dated as of July 31, 2000

                                    between

                            UNITED AIR LINES, INC.,


                                   AFE TRUST,

                                      and



                      STATE STREET BANK AND TRUST COMPANY
                    OF CONNECTICUT, NATIONAL ASSOCIATION, as
                     Pass Through Trustee under each of the
             United Airlines 2000-1 Pass Through Trust Agreements,
                 Subordination Agent and AFE Indenture Trustee



________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
 SECTION  1.       Purchase of AFE Notes.............................................      2
 SECTION  1.A      Certain Definitions...............................................      2
 SECTION  1.B      Payment to Lease Notes Seller.....................................      3
 SECTION  2.       [Reserved]........................................................      4
 SECTION  3.       Conditions Precedent..............................................      4
 SECTION  4.       Representations, Warranties and Covenants of AFE Trust............     11
 SECTION  5.       Representations, Warranties and Covenants of United...............     13
 SECTION  6.       Representations, Warranties and Covenants of Other Parties........     16
 SECTION  7.       Indemnification by United.........................................     21
 SECTION  8.       Limited Liability.................................................     25
 SECTION  9.       Notices...........................................................     26
 SECTION  10.      Expenses..........................................................     26
 SECTION  11.      Withholding.......................................................     26
 SECTION  12.      Miscellaneous.....................................................     26

SCHEDULES

Schedule I   Names, Addresses and Wire Instructions

Schedule II  AFE Notes, Purchasers and Purchase Prices

                          AFE NOTE PURCHASE AGREEMENT



     This AFE NOTE PURCHASE AGREEMENT, dated as of July 31, 2000 (this "Agreement"), among UNITED AIR LINES, INC., a Delaware corporation ("United"),
 ---------                                                           ------
AFE TRUST, a Delaware business trust ("AFE Trust"), and STATE STREET BANK AND
                                       ---------
TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (the "Bank"), not in its individual capacity, except as otherwise
                  ----
expressly provided herein, but solely as trustee (in such capacity, the "Pass
                                                                         ----
Through Trustee") under each of the five separate Pass Through Trust Agreements
---------------
(as defined below), subordination agent (in such capacity, the "Subordination
                                                                -------------
Agent"), and indenture trustee (in such capacity, the "AFE Indenture Trustee")
-----                                                  ---------------------
under the AFE Indenture (as defined below).

     WHEREAS, United has leased six Boeing 757-222 aircraft (collectively, the "Leased Aircraft") in six separate leveraged lease financings and in connection
 ---------------
therewith, each lessor of such aircraft has issued notes (the "Lease Notes")
                                                               -----------
under an indenture (the "Leveraged Lease Indentures") secured by such aircraft
                         --------------- ----------
and such lessor's rights under the leases (the "Leases") of such aircraft to
                                                ------
United;

     WHEREAS, pursuant to the Trust Indenture, dated as of the date hereof (the "AFE Indenture"), between AFE Trust and the AFE Indenture Trustee, AFE Trust
 -------------
proposes to issue on a nonrecourse basis up to four series of AFE Notes, all of which are to be secured by the Lease Notes and related rights under the Leveraged Lease Indentures in and to the Aircraft and the Leases and AFE Trust's rights under the Confirmations (as defined below) granted pursuant to the AFE Indenture by AFE Trust in favor of the AFE Indenture Trustee;

     WHEREAS, pursuant to the Confirmations, dated as of the date hereof (the "Confirmations"), by and between AFE Trust and United (each such confirmation
 -------------
incorporating the ISDA Master Agreement, the Schedule to the ISDA Master Agreement and the ISDA Definitions), AFE Trust agrees to make certain floating rate interest payments to United and United agrees to make certain fixed rate interest payments to AFE Trust;

     WHEREAS, Series A-1 AFE Notes, Series A-2 AFE Notes, Series B AFE Notes, and Series C-1 AFE Notes with respect to each Aircraft (each, a "Series") will
                                                                 ------
be issued on the Closing Date (as defined in Section 1 below) to the
                                             ---------
Subordination Agent acting on behalf of the Pass Through Trustee for the applicable Pass Through Trust as evidence of AFE Trust's indebtedness to the Pass Through Trustee;

     WHEREAS, pursuant to each of the Pass Through Trust Supplements (the "Trust
                                                                           -----
Supplements"; and together with the Basic Pass Through Trust Agreement, the
-----------
"Pass Through Trust Agreements"), on the Closing Date (as defined in Section 1
 -----------------------------                                       ---------
below), a separate grantor trust (each, a "Pass Through Trust") will be created
                                           ------------------
to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of enhanced pass through certificates pursuant thereto (collectively, the "Pass Through Certificates") to
                                                  -------------------------
provide the financing of the Aircraft;

     WHEREAS, part of the proceeds from the issuance and sale of the Pass Through Certificates will be applied by the Subordination Agent, acting on behalf of the Pass Through Trustee, to purchase from AFE Trust on behalf of each Pass Through Trust, the AFE Notes bearing the same interest rate as the Pass Through Certificates issued by the related Pass Through Trust; and

     WHEREAS, concurrently with the execution and delivery of this Agreement,
(i) Landesbank Hessen-Thuringen Girozentrale, a public-law banking institution organized under the law of Germany (the "Liquidity Provider"), entered into
                                         ------------------
three revolving credit agreements (each, a "Liquidity Facility") for the benefit
                                            ------------------
of the United Airlines 2000-1A-1 Pass Through Trust, the United Airlines 2000-1A-2 Pass Through Trust, and the United Airlines 2000-1B Pass Through Trust, with the Subordination Agent, as agent and trustee for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor
                                                           -------------
Agreement");
---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Purchase of AFE Notes. (a) Subject to the satisfaction or
                      ---------------------
waiver of the conditions set forth herein, on July 31, 2000, or on such other date agreed to by the parties hereto (the "Closing Date"):
                                           ------------

          (i) the Pass Through Trustee for each Pass Through Trust shall pay to AFE Trust the purchase price set forth on Schedule II for each AFE Note
                                               -----------
     being issued and sold by AFE Trust to such Pass Through Trust; and

          (ii) AFE Trust shall issue, pursuant to Article II of the AFE Indenture, to the Subordination Agent, on behalf of the Pass Through Trustee for each of the Pass Through Trusts, an AFE Note having the Series, maturity date and principal amount and bearing the interest rate set forth on Schedule II opposite the name of such Pass Through Trust.
        -----------

          (b)  All payments pursuant to Section 1(a)(i) shall be made in
                                       ---------------
immediately available funds to such accounts and at such banks as AFE Trust shall designate on Schedule I or as it may otherwise designate in writing not
                   ----------
less than one Business Day prior to the Closing Date.

          SECTION 1.A  Certain Definitions.  (a) As used in this Agreement and
                       -------------------
unless otherwise expressly provided, the following capitalized terms shall have the following respective meanings:

          "AFE Certificate Purchase Agreement" means each separate AFE Certificate Purchase Agreement, dated as of July 31, 2000, between Wilmington Trust

          Company, as Trustee of the AFE Trust, as Seller, and the AFE Investor party thereto, as Purchaser.

          "AFE Trust Agreement" means the Trust Agreement, dated as of June 9, 2000, between United Air Lines, Inc., as Trustor (solely for purposes of establishing the AFE Trust), and Wilmington Trust Company, as Trustee.

          "Airframe" shall have the meaning specified in the Leases.

          "Assignment Agreement" means each of the separate Assignment Agreements, dated as of July 31, 2000, between the holder of the Lease Notes party thereto and the Lease Note Seller.

          "Engine" shall have the meaning specified in the Leases.

          "Expenses" shall have the meaning specified in the Leases.

          "FAA" means the Federal Aviation Administration.

          "Federal Aviation Act" means Title 49 of the United States Code (Transportation), as amended.

          "Fundamental Documents" means, collectively (i) any document that is an "Operative Document," a "Pass Through Document" or a "Fundamental Document" under this Agreement, any Leveraged Lease Indenture or the AFE Indenture and (ii) any amendment to any of the foregoing executed in connection with the transactions contemplated hereby.

          "Lease Notes Seller" means Four Star Leasing, Inc.

          "Leverage Lease Documents" means, for each Leased Aircraft, the Operative Documents as defined in the related Lease.

          "Operative Documents" shall mean any document that is an Operative Document under the AFE Indenture.

          "Parts" shall have the meaning specified in the Leases.

          "Trust Property" shall have the meaning specified in the AFE Trust Agreement.

          (b) Unless otherwise specifically defined herein, capitalized terms used in this Agreement shall have the respective meanings specified in the Intercreditor Agreement.

          SECTION 1.B  Payment to Lease Notes Seller.  AFE Trust shall apply the
                       -----------------------------
purchase price received for the AFE Notes, together with proceeds from the issuance of AFE Trust Certificates, to the purchase of the outstanding leased equipment notes from the Lease Note Seller in accordance with Section 1.3 of the Loan Certificate Purchase Agreements (as defined in the AFE Indenture).

          SECTION 2.  [Reserved].

          SECTION 3.  Conditions Precedent.  (a)  Conditions Precedent to the
                      --------------------        ---------------------------
     Obligations of the Pass Through Trustee.  The obligation of the Pass
     ---------------------------------------
     Through Trustee to make the payments described in Section 1(a)(i) and to
                                                       ---------------
     enter into the Fundamental Documents to which it is a party are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent:

          (i) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of each Pass Through Trustee, would make it a violation of law or regulations for the Pass Through Trustee to make the payments described in Section 1(a), to execute, deliver and perform the
                           ------------
     Fundamental Documents, to acquire the AFE Notes or to realize the security afforded by the AFE Indenture.

          (2) AFE Trust shall have tendered the AFE Notes to the AFE Indenture Trustee for authentication and shall have tendered the AFE Notes to the Subordination Agent on behalf of the Pass Through Trustee in accordance with Section 1. AFE Trust shall have tendered the AFE Trust Certificates
          ---------
     and the AFE Investors shall have tendered payment of amounts equal to their investments.

          (3) The Pass Through Trustee shall have received duly authorized and validly executed counterparts or conformed copies of the following documents in form and substance satisfactory to the Pass Through Trustee and all such documents shall be in full force and effect:

               (2)  this Agreement;

               (3) the Basic Pass Through Trust Agreement and each Trust Supplement;

               (4)  the Intercreditor Agreement;

               (5) the Liquidity Facility for each of the Class A-1 Trust, the Class A-2 Trust, and the Class B Trust;

               (6) each Loan Certificate Purchase Agreement (as defined in the AFE Indenture);

               (7)  the Confirmations;

               (8)  the AFE Indenture;

               (9)  the AFE Notes;

               (10) the Leveraged Lease Documents with respect to the Leased
                    Aircraft;

               (11) the United Equipment Indentures (as defined in the United
                    Equipment Note Purchase Agreement);

               (12) the AFE Trust Agreement;

               (13) the Owned Aircraft Indentures;

               (14) each Assignment Agreement;

               (15) the 747 Leased Equipment Note Purchase Agreement;

               (16) the United Equipment Note Purchase Agreement;

               (17) each AFE Certificate Purchase Agreement;

               (18) the Underwriting Agreement;

               (19) the Class C-1 Certificate Purchase Agreement;

               (20) the Class C-2 Certificate Purchase Agreement;

               (21) the 747 Leased Aircraft Indenture (as defined in the 747
                    Leased Equipment Note Purchase Agreement);

               (22) the 747 Leased Aircraft Participation Agreement;

               (23) the 747 Leased Aircraft Trust Agreement (as defined in the
                    747 Leased Equipment Note Purchase Agreement);

               (24) the 747 Leased Aircraft Lease Agreement (as defined in the
                    747 Leased Equipment Note Purchase Agreement);

               (25) the 747 Leased Aircraft Owner Participant Guaranty Agreement
                    (as defined in the 747 Leased Equipment Note Purchase Agreement);

               (26) the 747 Leased Aircraft Assignment and Assumption Agreement
                    (as defined in the 747 Leased Equipment Note Purchase Agreement); and

               (27) acknowledgment copies of the Uniform Commercial Code
                    financing statements (and any amendments thereto) referred to in Section 3(a)(iii)(K) of the 747 Leased Equipment Note Purchase Agreement.

          (iv) Uniform Commercial Code financing statements covering all the security interests created by or pursuant to the Granting Clause of the AFE Indenture shall have been executed and delivered by AFE Trust and the AFE Trustee, and such financing statements shall have been duly filed or arrangements satisfactory to the Pass Through Trustee shall have been made for filing within 10 days after the Closing Date, in such places deemed necessary or advisable.

          (v) The Pass Through Trustee shall have received the following, in each case in form and substance satisfactory to it:

               (1) a certified copy of the Certificate of Trust and a copy of the AFE Trust Agreement, certified by the Secretary or an Assistant Secretary of the AFE Trust, duly authorizing the execution, delivery and performance by the AFE Trust of this Agreement and each other Fundamental Document required to be executed and delivered by the AFE Trust in accordance with the provisions hereof and thereof;

               (2) a certified copy of the Restated Certificate of Incorporation and By-Laws of United and a copy of resolutions of the board of directors of United or the executive committee thereof, certified by the Secretary or an Assistant Secretary of United, duly authorizing the execution, delivery and performance by United of this Agreement and each other Fundamental Document required to be executed and delivered by United in accordance with the provisions hereof and thereof;

               (3) a copy of the organizational documents, by-laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of each of the AFE Indenture Trustee, United and the Subordination Agent, certified as of the Closing Date by the Secretary or an Assistant Secretary of such parties, respectively, which authorize the execution, delivery and performance by the AFE Indenture Trustee, United and the Subordination Agent, respectively, of all the Fundamental Documents to which it is a party, together with such other documents and evidence with respect to the AFE Indenture Trustee, United, and the Subordination Agent as the Pass Through Trustee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; and

               (4) a certificate signed by the Secretary or an Assistant Secretary of each of the AFE Trust, the AFE Indenture Trustee, United and the Subordination Agent as to the Person or Persons authorized to execute and deliver this Agreement and any other Fundamental Document to be executed on behalf of such party in connection with the transactions contemplated hereby and as to the signature of such Person or Persons.

          (vi) On the Closing Date, (A) the representations and warranties of AFE Trust in Section 4, the representations and warranties of United in
                  ---------
     Section 5, and the representations and warranties of the AFE Indenture
     ---------
     Trustee and the Subordination Agent in Section 6 shall be true and correct
                                            ---------
     in all material respects as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), and (B) no event shall have occurred and be continuing, or would result from the transactions contemplated hereby, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an AFE Indenture Default under the AFE Indenture.

          (vii) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee from (A) Richards, Layton & Finger, counsel for the AFE Trust, and (B) Mayer, Brown & Platt, special New York counsel for the AFE Trust, in each case with respect to such matters and in form and substance reasonably satisfactory to the Pass Through Trustee.

          (viii) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee and the AFE Trust from (A) in house German counsel for the Liquidity Provider, and (B) Winthrop, Stimson, Putnam & Roberts, special counsel for the Liquidity Provider, in each case in form and substance reasonably satisfactory to the Pass Through Trustee.

          (ix)   [reserved].

          (x) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee and the AFE Trust from Bingham Dana LLP, special counsel for the AFE Indenture Trustees and the Pass Through Trustee, in form and substance reasonably satisfactory to the Pass Through Trustee.

          (xi) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee from (A) the General Counsel or Assistant General Counsel for United, (B) Vedder, Price, Kaufman & Kammholz, special counsel for United and (C) Mayer, Brown & Platt, special counsel for United, in each case with respect to such matters and in form and substance reasonably satisfactory to the Pass Through Trustee.

          (xii) The Pass Through Trustee shall have received opinions addressed to the Pass Through Trustee from Mayer Brown & Platt, special Illinois and New York counsel for

     United, with respect to true sale issues in form and substance reasonably satisfactory to the Pass Through Trustee.

          (xiii) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee from Shipman & Goodwin LLP, special counsel for State Street Bank and Trust Company, in form and substance reasonably satisfactory to the Pass Through Trustee.

          (xiv) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee and the AFE Trust from Morris, James, Hitchens & Williams, special Delaware counsel for United.

          (xv) The Pass Through Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to it, as to the due compliance with the terms of Section 11 of the Leases with respect to the Aircraft.

          (xvi) The Pass Through Trustee shall have received a report from each of the Appraisers as to the base value of the Leased Aircraft, in form and substance satisfactory to the Pass Through Trustee and the AFE Trust.

          (xvii) The conditions precedent to the transactions specified in the Underwriting Agreement, the United Equipment Note Purchase Agreement and the 747 Leased Equipment Note Purchase Agreement shall have been satisfied (or waived) in accordance with the terms thereof.

          (xviii) With respect to the Leased Aircraft, no event shall have occurred that constitutes an Event of Default or an Event of Loss under the Leveraged Lease Documents.

          (xix) The Lease Notes shall have been duly issued, authenticated and registered in the name of the AFE Indenture Trustee.

     (b)  Conditions Precedent to the Obligations of AFE Trust.  The obligations
          ----------------------------------------------------
of AFE Trust to participate in the transactions contemplated hereby and to enter into the Fundamental Documents to which AFE Trust is a party are all subject to the fulfillment to the satisfaction of or waiver by AFE Trust, on or prior to the Closing Date, of the following conditions precedent:

          (i)  Those documents described in Section 3(a)(iii) shall have been
                                            -----------------
     duly authorized, executed and delivered by the respective party or parties thereto (other than AFE Trust) in the manner specified in Section
                                                               -------
     3(a)(iii), shall each be satisfactory in form and substance to AFE Trust,
     ---------
     shall be in full force and effect on the Closing Date, and an executed counterpart of each thereof (other than the AFE Notes) shall have been delivered to AFE Trust or counsel for AFE Trust.

          (ii) AFE Trust shall have received a copy of the organizational documents, by-laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of United, the AFE Indenture Trustee, the Pass Through Trustee and the Subordination Agent, certified as of the Closing Date by the Secretary or an Assistant Secretary of each such party, respectively, that authorize the execution, delivery and performance by United, the AFE Indenture Trustee, the Pass Through Trustee and the Subordination Agent, respectively, of all the Fundamental Documents to which each such party is a party, together with such other documents and evidence with respect to United, the AFE Indenture Trustee, the Pass Through Trustee and the Subordination Agent as AFE Trust or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth herein.

          (iii) A certificate signed by the Secretary or an Assistant Secretary of United, the AFE Indenture Trustee, the Pass Through Trustee and the Subordination Agent as to the Person or Persons authorized to execute and deliver this Agreement and any other Fundamental Document to be executed on behalf of such party in connection with the transactions contemplated hereby and as to the signature of such Person or Persons.

          (iv)   The representations and warranties of United in Section 5 and
                                                                ---------
     the in Section 6, shall be true and correct in all material respects as of
            ---------
     the Closing Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

          (v) AFE Trust shall have received the opinions set forth in Sections 3(a)(vii)-3(a)(xiv) (except receipt by AFE Trust of the opinions
     -------- --------- ---------
     set forth in Section 3(a)(vii) shall not be a condition precedent to its
                  -----------------
     obligations hereunder), in each case addressed to AFE Trust and dated the

     Closing Date and otherwise in form and substance satisfactory to AFE Trust.

          (vi) AFE Trust shall have received a copy of the reports required to be delivered pursuant to Section 3(a)(xvi).
                              -----------------

          (vii) The conditions precedent to the transactions specified in the Underwriting Agreement shall have been satisfied (or waived) in accordance with the terms thereof.

          (viii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of AFE Trust, would make it a violation of law or regulations for AFE Trust to enter into any transaction contemplated by the Fundamental Documents.

     (c) Conditions Precedent to the Obligations of United.  The obligations of
         -------------------------------------------------
United to participate in the transactions contemplated hereby and to enter into the Fundamental Documents to which United is a party are all subject to the fulfillment to the satisfaction of or waiver by United, on or prior to the Closing Date, of the following conditions precedent:

          (i)   Those documents described in Section 3(a)(iii) shall have been
                                             -----------------
     duly authorized, executed and delivered by the respective party or parties thereto (other than United) in the manner specified in Section 3(a)(iii),
                                                            -----------------
     shall each be satisfactory in form and substance to United, shall be in full force and effect on the Closing Date, and an executed counterpart of each thereof (other than the AFE Notes) shall have been delivered to United or counsel for United.

          (ii) United shall have received a copy of the organizational documents, by-laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of
     authorization of   the AFE Indenture Trustee, the Pass Through Trustee and
     the Subordination Agent, certified as of the Closing Date by the Secretary or an Assistant Secretary of each such party, respectively, that authorize the execution, delivery and performance by the AFE Indenture Trustee, the Pass Through Trustee and the Subordination Agent, respectively, of all the Fundamental Documents to which each such party is a party, together with such other documents and evidence with respect to the AFE Indenture Trustee, the Pass Through Trustee and the Subordination Agent as AFE Trust, United or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth herein.

          (iii) A certificate signed by the Secretary or an Assistant Secretary of the AFE Indenture Trustee, the Pass Through Trustee and the Subordination Agent as to the Person or Persons authorized to execute and deliver this Agreement and any other Fundamental Document to be executed on behalf of such party in connection with the transactions contemplated hereby and as to the signature of such Person or Persons.

          (iv) The representations and warranties of the AFE Indenture Trustee, the Pass Through Trustee and the Subordination Agent contained in
     Section 6, shall be true and correct in all material respects as of the
     ---------
     Closing Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

          (v)   United shall have received the opinions set forth in Sections
                                                                     --------
     3(a)(vii)-3(a)(xiv) (except receipt by United of the opinions set forth in
     --------- ---------
     Sections 3(a)(vii), 3(a)(xii),
     ------------------  ---------
     and 3(a)(xiv) shall not be a condition precedent to its obligations
         --------
     hereunder), in each case addressed to United and dated the Closing Date and otherwise in form and substance satisfactory to United.

          (vi) United shall have received a copy of the reports required to be delivered pursuant to Section 3(a)(xvi).
                           -----------------

          (vii) The conditions precedent to the transactions specified in the Underwriting Agreement shall have been satisfied (or waived) in accordance with the terms thereof.

          (viii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of United, would make it a violation of law or regulations for United to enter into any transaction contemplated by the Fundamental Documents.

          SECTION 4.  Representations, Warranties and Covenants of AFE Trust.
                      ------------------------------------------------------
AFE Trust represents, warrants and covenants to the Pass Through Trustee, United and the AFE Indenture Trustee that:

          (a) AFE Trust is a Delaware business trust duly formed, validly existing and in good standing under the laws of the State of Delaware; is duly qualified to conduct business and is in good standing in each other jurisdiction where the conduct of its business requires such qualification; has the requisite power and authority as a Delaware business trust and the legal right to acquire, assign, grant, transfer, pledge, mortgage and convey Trust Property, issue AFE Notes pursuant to the AFE Indenture, issue the AFE Trust Certificates pursuant to the AFE Trust Agreement and to conduct its business as now, heretofore and proposed to be conducted; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in Wilmington, Delaware; has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such conduct and is in compliance with the AFE Trust Agreement.

          (b) The execution, delivery and performance by AFE Trust of this Agreement, the AFE Notes issued under the AFE Indenture and the other Fundamental Documents to which it is a party are within its power as a Delaware business trust; have been duly authorized by all necessary or proper action; do not contravene any provision of the AFE Trust Agreement or its other organizational documents; do not violate any law or regulation, or any order or decree of any court or any federal, state or local authority or agency, governing the banking and trust powers of Wilmington Trust Company in its capacity as trustee in connection with the AFE Trust Agreement; do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, its Certificate of Trust, or any indenture, mortgage, deed of trust, chattel mortgage, conditional sales contract, bank loan or credit agreement, or other agreement or instrument to which it is a party or by which it or any of its property is bound; and do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state, local or foreign government authority or agency, except for (A) any required qualifications of each Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission, (B) the filings referred to in Section 3(a)(iv), and (C) any normal periodic and other
                       ----------------
reporting requirements under the applicable rules and regulations of the Federal Aviation Administration ("FAA") to the extent required to be given or obtained
                          ---
after the Closing Date.


          (c) The execution, delivery and performance by AFE Trust of this Agreement, the AFE Notes issued under the AFE Indenture and each other Fundamental Document to which it is a party will not result in the creation of any Lien (other than Permitted Liens (as defined in the AFE Indenture)) upon the property of AFE Trust under, its Certificate of Trust or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which AFE Trust is a party or by which it or its properties may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the ability of AFE Trust to perform its obligations under the Fundamental Documents to which it is a party.

          (d) There are no pending or threatened actions or proceedings against AFE Trust before any court or administrative agency which, if determined adversely to it, would have a material adverse effect on the ability of AFE Trust to perform its obligations under this Agreement or any other Fundamental Document executed by AFE Trust in connection with the transactions contemplated by the Fundamental Documents.

          (e) This Agreement, the AFE Notes issued under the AFE Indenture and each other Fundamental Document to which AFE Trust is a party have been duly executed and delivered by AFE Trust and constitute legal, valid and binding obligations of AFE Trust enforceable against AFE Trust in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          (f) There has not occurred any event that constitutes an AFE Indenture Default under the AFE Indenture that is presently continuing and there has not occurred any event that constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Default (as defined in the AFE Indenture) under the AFE Indenture.

          (g) Neither United nor anyone acting on behalf of United has offered any interest in any Pass Through Certificate and any AFE Trust Certificate or any AFE Note in a manner that would violate the Securities Act of 1933, as amended, the regulations thereunder, administrative and judicial interpretation thereof or the securities laws, rules or regulations of any state.

          (h) None of the proceeds from the sale of the AFE Notes will be used directly or indirectly by AFE Trust to purchase or carry any "margin stock" as such term is defined in Regulation G or U of the Board of Governors of the Federal Reserve System.

          (i) AFE Trust agrees to give each AFE Indenture Trustee and the Pass Through Trustee at least 30 days' prior written notice of any relocation of its chief executive office from its present location.

          (j) There are no Taxes payable by AFE Trust imposed by the Sate of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by AFE Trust of this Agreement or any other Fundamental Document to which AFE Trust is a party (other than franchise or other taxes based on or measured by any fees or compensation received by the AFE Indenture Trustee for services rendered in connection with the transactions contemplated by the AFE Trust Agreement and AFE Indenture, and there are no Taxes payable by AFE Trust imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by AFE Trust of any of the AFE Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the AFE Indenture Trustee for services rendered in connection with the transactions contemplated by the AFE Trust Agreement and the AFE Indenture).

          (k) Except for the issue and sale of the AFE Notes contemplated hereby, AFE Trust has not directly or indirectly offered any AFE Notes for sale to any Person or solicited any offer to acquire any AFE Notes from any Person, nor has AFE Trust authorized anyone to act on its behalf to offer directly or indirectly any AFE Note for sale to any Person, or to solicit any offer to acquire any AFE Notes from any Person; and AFE Trust is not in default under the AFE Trust Agreement or the AFE Indenture, and

          (l) AFE Trust is not directly or indirectly controlling, controlled by or under common control with the Pass Through Trustee or the Subordination Agent.

          SECTION 5.   Representations, Warranties and Covenants of United.
                       ---------------------------------------------------
United represents, warrants, and covenants to the Pass Through Trustee and the AFE Indenture Trustee that:

          (a) United is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is an "air carrier" within the meaning of 49 U.S.C. 40102(a)(15); holds a certificate of public convenience and necessity in accordance with 49 U.S.C. Section 41102, and an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, is a "citizen of the United States" as defined in 49 U.S.C. Section 40102; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial
Code) in Elk Grove Township, Illinois; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on the ability of United to perform its obligations under the Fundamental Documents to which it is a party; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize United to engage in air transport and to carry on scheduled passenger service, in each case as presently conducted; and has, or had on the respective dates of execution thereof, the corporate power and authority to conduct its business as it is presently being conducted, and to enter into and perform its obligations under this Agreement and each other Fundamental Document to which it is a party.

          (b) The execution, delivery and performance by United of this Agreement and each other Fundamental Document to which it is a party, including any transfer of the Lease Notes by United or its affiliates to AFE Trust, have been duly authorized by all necessary corporate action on the part of United, do not require any stockholder approval or approval or consent of any trustee or holders of any indebtedness or obligations of United, except such as have been duly obtained, and none of the execution, delivery and performance by United of this Agreement or such Fundamental Documents contravenes any law, judgment, governmental rule, regulation or order binding on United or the certificate of incorporation or by-laws of United or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens (as defined in the AFE Indenture)) upon the property of United under, its certificate of incorporation or bylaws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which United is a party or by which it or its properties may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the ability of United to perform its obligations under the Fundamental Documents to which it is a party.

          (c) Neither the execution and delivery by United of this Agreement, the AFE Notes issued under the AFE Indenture or any other Fundamental Document to which it is a party nor the performance by United of its obligations hereunder or thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state, local or foreign government authority or agency, except for
(A) any required qualifications of each Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission, (B) the filings referred to in Section 3(a)(iv), (C)
                                                        ----------------
authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made, the failure to obtain, take, give or make would not have a material adverse effect on the financial condition, properties or results of operations of United, and (D) any normal periodic and other reporting requirements under the applicable rules and regulations of the Federal Aviation Administration ("FAA") to the extent required to be given or obtained after the
                 ---
Closing Date.

          (d) This Agreement and each other Fundamental Document to which United is a party have been duly executed and delivered by United and constitute legal, valid and binding obligations of United enforceable against United in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          (e) To the best of its knowledge, there has not occurred any event that constitutes an AFE Indenture Default under the AFE Indenture that is presently continuing.

          (f) Neither United nor anyone acting on behalf of United has offered any interest in any Pass Through Certificate, any AFE Trust Certificate or any AFE Note in a manner that would violate the Securities Act of 1933, as amended, the regulations thereunder, administrative and judicial interpretation thereof or the securities laws, rules or regulations of any state.

          (g) Neither United nor any subsidiary of United is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (h) Except for the proceedings described in the discussion of Legal Proceedings in United's Annual Report on Form 10-K for the year ended December 31, 1999 and subsequently filed Form 10-Qs filed prior to the Closing Date, there are no pending or, to the knowledge of United, threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) would have a material adverse effect on the financial condition of United or the ability of United to perform its obligations hereunder or under any Fundamental Document to which United is a party.

          (i) United agrees to pay to the Subordination Agent any amounts required to be paid by the Subordination Agent pursuant to Sections 2.03, 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 of any Liquidity Facility.

          (j) United agrees to give each AFE Indenture Trustee and the Pass Through Trustee at least 30 days' prior written notice of any relocation of its chief executive office from its present location.

          (k) The trustee under each Leveraged Lease Indenture, as a secured party under such Leveraged Lease Indenture (for the benefit of AFE Trust, as a holder of Leased Notes, and AFE Indenture Trustee as a holder of a security interest in the Leased Notes) would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the obligations secured by such Leveraged Lease Indenture with respect to each relevant Aircraft.

          (l) Each Leased Aircraft has been duly certified by the FAA as to type and airworthiness and such certification remains in full force and effect.

          (m) The Leveraged Lease Indentures have been duly filed for recording with the FAA pursuant to the Federal Aviation Act.

          (n) With respect to each Lease Aircraft, the Leveraged Lease Documents to which United is a party have been duly executed and delivered by United and constitute legal, valid and binding obligations of United enforceable against United in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or equity.

          (o) With respect to each Leased Aircraft, there has not occurred any event that constitutes a Lease Default (as defined in the applicable Leveraged Lease Documents) or, to the best of its knowledge, an Indenture Default under any Leveraged Lease Indenture that is presently continuing and there has not occurred any event that constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss (as defined in the applicable Leverage Lease Documents).

          (p) The Leveraged Lease Documents for each Leased Aircraft and all of the related documentation delivered to the AFE Indenture Trustee and the Pass Through Trustee is complete, true and accurate.

          (q) United agrees that after the pending revisions to Article 9 are adopted in the State of Illinois, but before July 1, 2002, it will file any Uniform Commercial Code financing statements in Delaware and Illinois covering all the security interests created by and pursuant to the Granting Clause of the AFE Indenture necessary to continue the perfection thereof.

          (r) United agrees that it will not permit any Lease to be terminated unless it has paid the excess, if any, of the Make-Whole Amount, if any, in respect of the principal amount of the AFE Notes and AFE Trust Certificates subject to prepayment over the Break Amount, if any, in respect of the Lease Notes related to such Lease.

          SECTION 6.   Representations, Warranties and Covenants of Other
                       --------------------------------------------------
Parties.  Each of the parties below represents, warrants and covenants to each
-------
of the other parties to this Agreement as follows:

          (a) The AFE Indenture Trustee represents, warrants and covenants that:

              (i) the AFE Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15) (without making use of a voting trust agreement, voting powers agreement or similar arrangements) and will resign as AFE Indenture Trustee promptly after it obtains actual knowledge that it has ceased to be such a citizen, and has, or had on the respective dates of execution thereof, the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party, to authenticate the AFE Notes and to carry out its obligations under this Agreement and each other Fundamental Document to which it is a party;

               (ii) the execution and delivery by the AFE Indenture Trustee of this Agreement and each other Fundamental Document to which it is a party, the authentication of the AFE Notes and the performance by the AFE Indenture Trustee of its obligations under this Agreement and each other Fundamental Document to which it is a party have been duly authorized by the AFE Indenture Trustee and will not violate its charter or by-laws, the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound or any federal or Connecticut law or regulation relating to the banking, trust or fiduciary powers of the AFE Indenture Trustee;

               (iii) this Agreement and each other Fundamental Document to which the AFE Indenture Trustee is a party have been duly authorized, executed and delivered by the AFE Indenture Trustee; this Agreement constitutes, and each Fundamental Document to which the AFE Indenture Trustee is a party, when it has been executed and delivered by the AFE Indenture Trustee, will constitute, the legal, valid and binding obligations of the AFE Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iv) no consent, approval, order or authorization of, giving of notice to, or registration or filing with, or taking of any other action in respect of, any Connecticut state or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of the AFE Indenture Trustee is required for the execution and delivery of, or the carrying out by, the AFE Indenture Trustee, of any of the transactions contemplated by any of the Fundamental Documents to which the AFE Indenture Trustee is or is to be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken; and

               (v) there are no pending or threatened actions or proceedings against the AFE Indenture Trustee before any court or administrative agency which, if determined adversely to it, would have a material adverse effect on the ability of the AFE Indenture Trustee to perform its obligations under this Agreement or any other Fundamental Document executed by the AFE Indenture Trustee in connection with the transactions contemplated by the Fundamental Documents.

          (b)  The Pass Through Trustee represents, warrants and covenants that:

               (i) the Pass Through Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party and to perform its obligations hereunder and thereunder;

               (ii) this Agreement and each other Fundamental Document to which the Pass Through Trustee is a party have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement and each other Fundamental Document to which the Pass Through Trustee is a party constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Pass Through Trustee of this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party, the purchase by the Pass Through Trustee of the AFE Notes pursuant to this Agreement, or the issuance and sale of the Pass Through Certificates pursuant to the Pass Through Trust Agreements, and the Underwriting Agreement, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and do not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's charter or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Pass Through Trustee of this Agreement or any of the other Fundamental Documents to which the Pass Through Trustee is a party, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the AFE Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreements);

               (vi) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would have a material adverse effect on the ability of the Pass Through Trustee to perform its obligations under this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party;

               (vii) except for the issue and sale of the AFE Notes contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any AFE Notes for sale to any Person or solicited any offer to acquire any AFE Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any AFE Note for sale to any Person, or to solicit any offer to acquire any AFE Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

               (viii) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with AFE Trust.

          (c)  The Subordination Agent represents, warrants and covenants that:

               (i) the Subordination Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party and to perform its obligations hereunder and thereunder;

               (ii) this Agreement and each other Fundamental Document to which it is a party have been duly authorized, executed and delivered by the Subordination Agent; this Agreement and each other Fundamental Document to which it is a party constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party contravene any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and does not contravene or result in any breach of, or constitute a default under, the Subordination Agent's charter or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any Liquidity Facility), and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the AFE Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any Liquidity Facility);

               (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this

          Agreement or any other Fundamental Document to which the Subordination Agent is a party;

               (vii) the Subordination Agent has not directly or indirectly offered any AFE Notes for sale to any Person or solicited any offer to acquire any AFE Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any AFE Note for sale to any Person, or to solicit any offer to acquire any AFE Note from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

               (viii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with AFE Trust.

          SECTION 7.  Indemnification by United. United hereby agrees to
                      -------------------------
indemnify the AFE Trust, the AFE Trustee, the Pass Through Trustee, the Subordination Agent, the AFE Indenture Trustee and the AFE Investors, and, in each case, each of their respective affiliates, successors and permitted assigns and each of their respective directors, officers, employees, agents and servants (collectively, the "Indemnitees") against, and agrees to protect, save and keep
                    -----------
harmless and shall pay on demand each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents or the Pass Through Trust Agreements are consummated), any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) this Agreement, the AFE Trust Certificates issued under the AFE Trust Agreement, the AFE Notes issued under the AFE Indenture, the Fundamental Documents, and each Pass Through Trust Agreement (and any amendments thereto), or the enforcement of any of the terms of any thereof, or (B) the manufacture, design, purchase, resale, acceptance or rejection of the Airframe or any Engine or Parts; or (C) the Aircraft (or any portion thereof) or any Engine whether or not installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, possession, use, non-use, operation, maintenance, modification, alteration, condition, sale, replacement, substitution, disposition, registration, reregistration or airworthiness of the Aircraft (or any portion thereof) including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any damage to property or the environment, death or injury to any person and any claim for patent, trademark or copyright infringement; (D) the offer, sale, holding, transfer or delivery of the AFE Notes, the AFE Trust Certificates or the Pass Through Certificates, whether before, on or after the applicable issuance date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); (E) fees incurred by AFE Trust in connection with the AFE Notes issued under the AFE Indenture, the AFE Trust Certificates issued under the AFE Trust Agreement, and the Fundamental Documents, and Wilmington Trust Company in its capacity as trustee in connection with the AFE Trust Agreement; (F) any shortfall that may result if the Make-Whole Amount, if any, with respect to the AFE Notes and the AFE Trust Certificates exceeds the Break Amount, if any, with respect to the Lease Notes; (G) any pre-existing claims or liabilities under the Leveraged Lease Documents to the extent United is required to indemnify therefor under the Leveraged Lease Documents; and (H) amounts equal to (i) the fees payable to the relevant Liquidity Provider under the related Fee Letter; (ii) all compensation and reimbursement of expenses, disbursements and advances payable to the Pass Through Trustee under the Pass Through Trust Agreements, except with respect to any income or franchise taxes incurred by the Pass Through Trustee in connection with the Pass Through Trust Agreements or; (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement; and (iv) all compensation and reimbursement of expenses, disbursements and advances payable to AFE Trust or AFE Trustee under the AFE Trust Agreement; provided, with respect to an Indemnitee, that the foregoing indemnity shall not extend to any Expense to the extent resulting from or arising out of one or more of the following:

          (1) any representation or warranty by such Indemnitee or any Related Indemnitee (as defined below) thereof in the Operative Documents or in any other Fundamental Document being incorrect; or

          (2) the failure by such Indemnitee or any Related Indemnitee thereof to perform or observe any agreement, covenant or condition in any of the Fundamental Documents; or

          (3) the willful misconduct or the gross negligence of such Indemnitee or any Related Indemnitee thereof (other than gross negligence imputed to such Indemnitee or any Related Indemnitee thereof solely by reason of its interest in the Aircraft); or

          (4) a disposition (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Fundamental Documents, other than during the continuance of an AFE Indenture Event of Default (as defined in the AFE Indenture) or in connection with the exercise of remedies under any Fundamental Documents; or

          (5)  any Tax; provided, however, this Section 7 shall not apply to
                        --------                ---------
     Taxes taken into consideration in making any payments on an after-tax basis; or

          (6) in the case of the AFE Indenture Trustee in its individual capacity, any Expense to the extent attributable to the failure of the AFE Indenture Trustee to distribute funds received and distributable by it in accordance with the AFE Indenture, (B) in the case of the Subordination Agent in its individual capacity, any Expense to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, or (C) in the case of any Pass Through Trustee in its individual capacity, any Expense to the extent attributable to the failure of such Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreement to which it is a party or, (D) in case of AFE Trust, any expense to the extent attributable to the failure of AFE Trust to distribute funds received and distributable by it in accordance with the Confirmations and the AFE Indenture; or

          (7) the authorization or giving or withholding of any future amendments, supplements, waivers or consents by such Indemnitee or any Related Indemnitee thereof with respect to any of the Fundamental Documents unless such amendments, supplements, waivers or consents are requested by United or are required pursuant to the terms of the Fundamental Documents (unless the same results from the actions of such Indemnitee or Related Indemnitee), or

          (8) except to the extent attributable to acts or events occurring on or prior thereto, acts or events which occur after the termination of the AFE Indenture in accordance with Section 10.01 thereof; or

          (9) any Expense to the extent attributable to the offer or sale by such Indemnitee or any Related Indemnitee of any interest in the Aircraft, any Lease Note, any AFE Note, any AFE Trust Certificate, any Pass Through Certificate or any similar interest in violation of the Securities Act, other applicable federal, state or foreign securities laws or any other law on or prior to the applicable issuance date thereof; or

          (10) any Expense or other amount which such Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by United; or

          (11) any Expense that is an ordinary and usual operating or overhead expense; or

          (12) any Expense resulting from any Lien on the Aircraft which such Indemnitee or any of its Related Indemnitees is required to discharge under the Operative Documents; or

          (13) activities or transactions of such Indemnitee not arising out of or resulting form, or attributable to the transactions contemplated by the Operative Documents; or

          (14) any Expense incurred by or asserted against such Indemnitee or any Related Indemnitee as a result of any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.

          For purposes of this Section 7, a Person shall be considered a
                               ---------
"Related Indemnitee" with respect to an Indemnitee if such Person is a director, officer, employee, agent, servant or Affiliate thereof or, if such Indemnitee is a Pass Through Trustee, the Subordination Agent or the AFE Indenture Trustee or a director, officer, employee, agent, servant or Affiliate of any thereof, a Person shall be considered a "Related Indemnitee" with respect to any such Person if such Person is a Pass Through Trustee, the Subordination Agent or the AFE Indenture Trustee or a director, officer, employee, agent, servant or Affiliate of any thereof.

          Notwithstanding clause (5) above, United further agrees that any
                          ----------
payment or indemnity pursuant to this Section 7 in respect of any "Expenses"
                                      ---------
shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes actually realized by such recipient resulting from the accrual or payment of such Expense.

          Nothing in this Section 7 shall be construed as a guaranty by United
                          ---------
of payments due pursuant to the AFE Notes, the AFE Trust Certificates or Pass Through Certificates or of the residual value of the Aircraft.

          If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to United; provided that the failure to provide such notice shall not release United from any of its obligations to indemnify hereunder except to the extent that such failure results in an additional Expense to United (in which case United shall not be responsible for such additional Expense) or United is prejudiced in the conduct of or precluded from conducting a meritorious contest of such claim; provided further that no payment by United to an Indemnitee pursuant to this Section 7
                                                                    ---------
shall be deemed to constitute a waiver or release of any right or remedy which United may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give United such notice. United shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at United's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, United shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if such proceedings could, in the reasonable judgment of the Indemnitee, entail any risk of criminal liability. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by United pursuant to the preceding provisions; provided, that such Indemnitee's participation does not,
                      --------
in the reasonable opinion of the independent counsel appointed by United or its insurers to conduct such proceedings, interfere with the defense of such case.

          The Indemnitee shall supply United, at United's expense, with such information reasonably requested by United as is necessary or advisable for United to control or participate in any proceeding to the extent permitted by this Section 7. In no event shall any Indemnitee enter into
     ---------
a settlement or other compromise with respect to any Expense (i) unless (x) the Indemnitee has given United at least 30 days' prior written notice of the nature and scope of the proposed settlement or compromise and (y) such Indemnitee has received United's prior written consent, which consent shall not be unreasonably withheld or delayed, or (ii) unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 7.
                                                    ---------

          When United or the insurers under a policy of insurance maintained by United undertakes the defense of an Indemnitee with respect to an Expense, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Indemnitee shall be indemnified hereunder unless such fees or expenses were incurred at the written request of United or such insurers, provided that no such defense shall be compromised or settled on a basis that admits any gross negligence or willful misconduct on the part of such Indemnitee without such Indemnitee's prior consent.

          In the case of any Expense indemnified by United hereunder which is covered by a policy of insurance maintained by United, it shall be a condition of such indemnity with respect to any particular Indemnitee that such Indemnitee shall cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense. Notwithstanding any of the foregoing to the contrary, with respect to any Expense which is covered under policies of insurance maintained by United, the rights of an Indemnitee to control or participate in any proceeding shall be modified to the extent necessary to comply with the requirements of such policies and the rights of the insurers thereunder.

          United shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this
Section 7.
---------

          Upon payment of any Expense pursuant to this Section 7, United,
                                                       ---------
without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to give such further assurances or agreements and to cooperate with United to permit United to pursue such claims, if any, to the extent reasonably requested by United.

          In the event that United shall have paid an amount to an Indemnitee pursuant to this Section 7, and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall promptly pay United an amount equal to the sum of (1) the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any reimbursement including interest received attributable thereto and (2) any tax benefit realized by such Indemnitee as a result of any payment to United hereunder; provided, however, that (x) such amount attributable to (1) above shall not be in excess of the amount of such Expense payment made by United plus interest received attributable thereto and (y) any amount which is payable to United by any Person pursuant to this

Section 7 shall not be paid to United if any payment is due and owing by United
---------
to such Person hereunder or under any other Operative Document.

          United's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from United pursuant to any provision of this Agreement may proceed directly against United without first seeking to enforce any other right of indemnification.

          SECTION 8.  Limited Liability.  It is expressly understood and
                      -----------------
agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of AFE Trust, in the exercise of the powers and authority conferred and vested in it under the AFE Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the AFE Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the AFE Trust and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of AFE Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by AFE Trust under this Agreement or the other related agreements.

          SECTION 9.  Notices.  Unless otherwise specifically provided herein,
                      -------
all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective five days after being deposited in the United States mail, with proper postage for first-class registered or certified mail prepaid, or when delivered personally or, if promptly confirmed by mail as provided above, when dispatched by facsimile or other written telecommunication, addressed, if to AFE Trust, United, the Pass Through Trustee, the Subordination Agent or the AFE Indenture Trustee, at their respective addresses or facsimile numbers set forth on Schedule 1.
                                                       ----------

          SECTION 10. Expenses.  All of the reasonable out-of-pocket costs, fees
                      --------
and expenses incurred by the Pass Through Trustee, the Subordination Agent, the Liquidity Provider, AFE Trust, AFE Trustee and the AFE Indenture Trustee in connection with the transactions contemplated by this Agreement shall be paid on or prior to the Closing Date by United.

          SECTION 11. Withholding.  United shall advise the AFE Indenture
                      ------------
Trustee and the relevant Noteholder in writing if it believes that interest on its AFE Notes is subject to United States withholding tax. The AFE Indenture Trustee shall, if required, withhold as provided in Section 2.10 of the AFE Indenture.

          SECTION 12. Miscellaneous.  (a) Provided that the transactions
                      -------------
contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of AFE Trust, United, the AFE Indenture Trustee, the Subordination Agent and the Pass Through Trustee, and AFE Trust's, United's, the AFE Indenture Trustee's, the Subordination Agent's and the Pass Through Trustee's obligations hereunder, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

          (b) This Agreement may be executed in any number of counterparts and each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment or waiver is sought; and no such termination, amendment or waiver shall be effective unless a signed copy thereof shall have been delivered to the AFE Indenture Trustee. The table of contents preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, AFE Trust and its successors and permitted assigns, United and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee properly appointed) under any of the Trust Supplements, the AFE Indenture Trustee and its successors as AFE Indenture Trustee (and any additional AFE Indenture Trustee properly appointed) under the AFE Indenture and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

          (c) This Agreement is not intended to, and shall not, provide any Person not a party hereto with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement; provided, however, that each of the parties hereto agrees
                    --------  -------
and acknowledges that the Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that the Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Liquidity Provider directly and that Section 7 inures to the benefit of AFE
                                     ----------
Trustee and the AFE Investors. The terms of this Agreement shall inure to the benefit of the Liquidity Provider, its successors and permitted assigns.

          (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          (e) Each of the parties hereto hereby irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Fundamental Document, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in Schedule I,
                                                                    ----------
          or at such other address of which the other Person shall have been notified pursuant thereto; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (f) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

          SECTION 12.  No Petition.  United hereby covenants and agrees that it
                       -----------
will not at any time institute against the Lease Notes Seller, or join in any institution against the Lease Notes Seller of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the AFE Trust Certificates, the AFE Notes, this Agreement or any of the Indenture Documents (as defined in the AFE Indenture).

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              UNITED AIR LINES, INC.



                              By:___________________________
                                  Name:
                                  Title:

                         STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee, Subordination Agent, and AFE Indenture Trustee


                         By: ___________________________________
                             Name:
                             Title:

                         AFE TRUST
                         By:  WILMINGTON TRUST COMPANY,
                         not in its individual capacity, but solely as AFE
                         Trustee


                         By: ____________________________________
                             Name:
                             Title:

                                 SCHEDULE I to
                          AFE Note Purchase Agreement

                     NAMES; ADDRESSES AND WIRE INSTRUCTIONS
                     --------------------------------------

UNITED:
------

Address for Notices:

  If by U.S. Mail
  ---------------
  United Air Lines, Inc.
  P.O. Box 66100
  WHQFT
  Chicago, IL 60666
  Attention:  Vice President and Treasurer
  Telecopy:  (847) 700-7117

  If by Overnight Delivery Service
  --------------------------------

  United Air Lines, Inc.
  1200 East Algonquin Road
  WHQFT
  Elk Grove Township, IL 60007
  Attention: Vice President and Treasurer
  Telecopy: (847) 700-7117

PASS THROUGH TRUSTEE, SUBORDINATION AGENT AND AFE INDENTURE TRUSTEE:
-------------------------------------------------------------------

Address for Notices:

  State Street Bank and Trust Company
  of Connecticut, National Association
  225 Asylum Street
  Goodwin Square
  Hartford, Connecticut 06103
  Attention:  Corporate Trust Division
  Telecopy: (860) 244-1881

and

State Street Bank and Trust Company
of Connecticut, National Association
c/o 2 Avenue de Lafayette, 6/th/ Floor
Boston, Massachusetts 02111-1724
Attention: Corporate Trust
Telecopy: (617) 662-1465


AFE TRUST:
---------

Address for Notices:

  c/o Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, DE 19890
  Attention: Corporate Trust Administration
  Telecopy: (302) 651-8882

                                SCHEDULE II to
                          AFE Note Purchase Agreement

                                   AFE NOTES,
                         PURCHASERS AND PURCHASE PRICE
                         -----------------------------


                           [To be completed by VPKK]


Series         Purchaser      Interest Rate       Principal Amount
--------       ---------      -------------       ----------------